UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2017 (February 22, 2017)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2017, the Board of Directors of Community Health Systems, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), met and approved certain compensation arrangements for the Company’s Named Executive Officers, as reflected in the Company’s definitive proxy statement for its annual meeting of stockholders for 2016. The Company’s Named Executive Officers (other than David L. Miller who retired at the end of 2016) are each employees of the Company’s wholly-owned subsidiary, CHSPSC, LLC, and receive no compensation for their services as an officer of the Company. The following arrangements were approved:

Cash Incentive Compensation Payments for 2016 under the 2004 Employee Performance Incentive Plan

The following payments in respect of fiscal year 2016 incentive compensation targets, under the Company’s 2004 Employee Performance Incentive Plan (the “Cash Incentive Plan”) were approved, the Named Executive Officers having been found to have met the levels of their performance goals indicated below:

Name and Position	Percentage of Total Target Incentive Compensation Opportunity Attained	2016 Incentive Compensation Payment
Wayne T. Smith, Chairman and Chief Executive Officer	13% of target (40% of base salary out of maximum 300%)	$640,000
W. Larry Cash, Director, President of Financial Services and Chief Financial Officer	15% of target (30% of base salary out of maximum 200%)	$255,000
Tim L. Hingtgen
President and Chief Operating Officer, effective September 1, 2016	For the period from September 1 through December 31, 2016: 53% of target (105% of base salary paid for the period from September 1 through December 31, 2016 out of maximum 200%)	$253,750
Division President (January 1 through April 30, 2016) and Executive Vice President of Operations (May 1 through August 31, 2016)	For the period from January 1 through August 31, 2016: 69% of target (104% of base salary paid for the period from January 1 through August 31, 2016 out of maximum 150%)	$429,874

David L. Miller, Former Executive Vice President and Special Advisor to the Chief Executive Officer (September 1 through December 31, 2016) and Former President and Chief Operating Officer (January 1through August 31, 2016)	15% of target (30% of base salary out of maximum 200%)	$225,000
Michael T. Portacci, Division President, Division Operations	31% of target (47% of base salary out of maximum 150%)	$311,770

The variation in the percentage of targets attained for the Company’s CEO, CFO, COO and Former Executive Vice President and Special Advisor to the Chief Executive Officer (“Former EVP”) as compared to the attainment levels for the Division Presidents, is explained by the difference in the respective elements of their Cash Incentive Plan compensation. Such elements for the CEO, CFO, COO and Former EVP include only Company level goals, while the Division Presidents’ elements also include margin improvement and other goals related to the performance of the hospitals, as well as the employed clinical providers, within their respective markets.

From January 1, 2016 through August 31, 2016, Mr. Hingtgen served first as a Division President and then as Executive Vice President – Operations of the Company. The incentive compensation plan for Mr. Hingtgen approved by the Board of Directors on the recommendation of the Compensation Committee on February 25, 2016 and reported in the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2016, was applied to Mr. Hingtgen’s base salary compensation paid for the period from January 1, 2016 through August 31, 2016. Effective September 1, 2016, Mr. Hingtgen was promoted to President and COO of the Company. The Compensation Committee established performance goals for Mr. Hingtgen in the position of President and COO for the period from September 1, 2016 through December 31, 2016. This incentive compensation plan was approved by the Board of Directors on September 14, 2016 and reported in the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2016, and was applied to Mr. Hingtgen’s base salary compensation paid for the period from September 1, 2016 through December 31, 2016.

2017 Cash Incentive Compensation Targets

The Compensation Committee has also established performance goals for each of the Named Executive Officers (other than Mr. Miller who retired at the end of 2016) for fiscal year 2017 under the Cash Incentive Plan. For fiscal year 2017, the incentive compensation plans established by the Compensation Committee include the following components:

•	Overall, the 2017 incentive compensation plans continue to be weighted towards the attainment of key financial objectives as follows (expressed as a percentage of base salary; opportunity), subject to the ability to receive an additional percentage for overachievement of Company-level goals as noted below:

Executive	Performance Goal	Opportunity
CEO	Company EBITDA	160%
	Continuing Operations EPS	30%
	Net Revenues	25%
	Total Shareholder Return	20%
	Performance Improvements	30%
	Total CEO	265%
CFO	Company EBITDA	85%
	Continuing Operations EPS	20%
	Net Revenues	15%

	Total Shareholder Return	15%
	Performance Improvements	30%
	Total CFO	165%
COO	Company EBITDA	85%
	Continuing Operations EPS	20%
	Net Revenues	20%
	Division Hospital EBITDA	15%
	Performance Improvements	25%
	Total COO	165%
Division Presidents	Division Hospital EBITDA	65%
	Company EBITDA	20%
	Continuing Operations EPS	10%
	Division Hospital EBITDA Margin Improvement	5%
	Division Hospital Net Revenues	5%
	Division Hospital Non-Self-Pay Admissions Growth	3%
	Division Hospital Non-Self-Pay Adjusted Admissions Growth	3%
	Division Clinic Performance	4%
	Performance Improvements	10%
	Total Division Presidents (each)	125%

•	The incentive compensation targets for the CEO and the CFO include a component for relative Total Shareholder Return (1 year) relative to a peer group consisting of selected companies in the Healthcare Facilities Group. For the CEO and CFO, up to 20% and 15%, of their respective base salaries can be earned if the maximum target of above the 65th percentile of this peer group is attained.

•	For each of the executive officers noted above, an incentive opportunity is included for the attainment of specific non-financial performance improvements. The incentive compensation to be awarded for the attainment of non-financial performance improvements has been set at 30% for the CEO and CFO, at 25% for the COO and at 10% for each Division President; these amounts will be reduced if the performance improvements are not attained. Any such reduction will be determined in the discretion of the Compensation Committee. The 2017 non-financial performance criteria include such items as: successful physician and mid-level practitioner recruitment efforts; maintaining expenditures within the established capital budget; maintaining/improving the prior year’s overall clinical compliance (including Joint Commission scores); volume, revenue, and earnings growth and total shareholder return, relative to industry peers; and substantial progress toward the Company’s portfolio rationalization and deleveraging plan.

•	Each Named Executive Officer will have the opportunity to achieve an additional percentage of their base salary for overachievement of Company-level goals up to a maximum of an additional 35% for the CEO, CFO and COO, and 25% for each Division President.

2017 Base Salaries

The following base salary amounts for the Company’s Named Executive Officers (other than Mr. Miller who retired at the end of 2016) were approved on February 22, 2017. The salary levels for our CEO and CFO for 2017 are unchanged from 2016. None of our executive officers has a written employment agreement.

Name and Position	2017 Base Salary
Wayne T. Smith, Chairman and Chief Executive Officer	$1,600,000
W. Larry Cash, Director, President of Financial Services and Chief Financial Officer	$850,000
Tim L. Hingtgen, President and Chief Operating Officer	$800,000
Michael T. Portacci, Division President, Division Operations	$685,000

Long-Term Incentive Compensation – Equity Awards

On February 22, 2017, pursuant to the Company’s Amended and Restated 2009 Stock Option and Award Plan (the “Stock Plan”), the Compensation Committee approved the following equity grants to its Named Executive Officers (other than Mr. Miller who retired at the end of 2016). All such equity grants will be effective on March 1, 2017 (the “grant date”) and may be amended, modified or terminated by the Board of Directors or the Compensation Committee at any time prior to March 1, 2017.

Name and Position	Non-Qualified Stock Options	Performance- Based Restricted Shares	Time-Vesting Restricted Stock
Wayne T. Smith, Chairman and Chief Executive Officer	0	75,000	75,000
W. Larry Cash, Director, President of Financial Services and Chief Financial Officer	0	16,000	16,000
Tim L. Hingtgen, President and Chief Operating Officer	0	37,500	37,500
Michael T. Portacci, Division President, Division Operations	0	20,000	20,000
All other executive officers as a group (112,500 of the restricted shares awarded were performance-based, the balance, 112,500 shares, were granted with 3-year time-vesting restrictions only)	0	112,500	112,500

Eighty percent (80%) of the target number of shares of performance-based restricted shares granted to each Named Executive Officer is subject to the attainment of a pre-determined level of Cumulative Same-Store Adjusted EBITDA Growth during the three-year period beginning January 1, 2017 and ending December 31, 2019 (the “Performance Period”). The remaining twenty percent (20%) of the target number of shares of performance-based restricted shares granted to each Named Executive Officer is subject to the attainment of a pre-determined level of Cumulative Adjusted EPS during the Performance Period. Each portion of the performance-based awards (Cumulative Same-Store Adjusted EBITDA Growth and Cumulative Adjusted EPS, as applicable) will have the potential for overachievement and for underachievement with respect to the portion of the award achievable for such target as follows:

Achievement %	Percentage of Granted Shares Earned For Applicable Portion of the Award
120%	200%
100%	100%
80%	25%
Below 80%	0%

Vesting related to performance between the percentiles listed above will be determined by straight line interpolation. In addition, for purposes of determining the level of achievement for each portion of the performance-based awards, the determination of the level of achievement for Cumulative Same-Store Adjusted EBITDA Growth and Cumulative Adjusted EPS, as applicable, will be determined independently from each other and will not impact the determination of the level of achievement for the other portion of the award.

To the extent that the performance objective has been attained (in the case of the performance-based restricted stock awards), the restrictions will lapse on the portion of the award subject to that performance objective on the third anniversary of the grant date, provided that the grantee continues to be employed on such date, subject to certain exceptions, including those noted below. To the extent that the minimum performance objective is not attained, the portion of the award subject to that performance objective will be forfeited in its entirety. Notwithstanding the performance objectives and the vesting requirements described above, the restrictions will lapse earlier in the event of the death or disability of the grantee, or in the event of a change in control of the Company (as defined in the Stock Plan) if and to the extent that the outstanding awards are not assumed, continued or replaced by the acquirer on terms that are equal to or more favorable than the terms of the original grant. In the event of a grantee’s termination of employment without cause by his employer, the award will not be terminated; rather, to the extent that it is determined that the performance objective has been met (or if it has already been met), the award will accelerate in its entirety on such date.

The time-vesting restricted stock vests ratably over three years, beginning on the first anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date: February 24, 2017	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer
(principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
President of Financial Services, Chief Financial Officer and Director
(principal financial officer)